UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15( d ) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)      May 30, 2006
CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)
Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554

(Commission File Number)	(IRS Employer Identification No.)

5620 Glenridge Drive, N.E., Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 256-0830

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 30, 2006 Crawford & Company (the “Company”) entered into a Severance Agreement and Release with John F. Giblin (the “Agreement”). Mr. Giblin was Executive Vice President and Chief Financial Officer of the Company when he resigned on May 2, 2006. Under the terms of the Agreement, the Company will pay Mr. Giblin a total of $378,196.10 in twenty-six equal payments over a twelve month Severance Period (as defined in the Agreement). If Mr. Giblin is not employed at the end of the twelve month Severance Period, the Company will pay him $31,516.34 per month for up to six additional months, or until he becomes employed during that six month period. Mr. Giblin will be liable for any and all taxes on the amounts paid to him pursuant to this Agreement.
     Pursuant to his applicable stock option agreements, Mr. Giblin will have 90 days to exercise his vested stock options. If Mr. Giblin elects COBRA coverage for himself and/or his eligible dependents, the Company will pay the premiums for such COBRA coverage for the lesser of twelve months or until Mr. Giblin becomes eligible for other comparable insurance coverage through a subsequent employer. During the Severance Period the Company will continue to pay the premiums on Mr. Giblin’s current life insurance, if permitted by policy and applicable law, or will pay Mr. Giblin a monthly sum equal to the monthly premiums for said insurance. The Company agrees to make a lump sum payment of $18,909.80 within ten days of the Effective Date of the Agreement to Mr. Giblin in lieu of any annual contribution to his 401(k).
     The Company will transfer to Mr. Giblin his company car free and clear of all liens, loans or debt. The Company will pay for Mr. Giblin to receive outplacement services for a period not to exceed six months. The Company will pay Mr. Giblin’s attorney’s fees and expenses up to $3,000.
     In the Agreement Mr. Giblin releases the Company from all claims, agrees to preserve all Confidential Information regarding the Company and agrees to certain non-solicitation provisions. Under applicable law, Mr. Giblin has eight days from the date he executed the Agreement to revoke the Agreement. The Severance Agreement and Release is attached as Exhibit 10.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
     The following exhibit is filed herewith:

Exhibit Number	Descriptions
10.1	Severance Agreement and Release with John F. Giblin

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY
By:	/s/ Allen W. Nelson
Allen W. Nelson
Senior Vice President -- General Counsel & Corporate Secretary

Dated: June 2, 2006